EXHIBIT 99.1

Zoetis Reports Fourth Quarter and Full Year 2022 Results

•For Fourth Quarter 2022, Zoetis Reports Revenue of $2.0 Billion, Growing 4%, and Net Income of $461 Million, or $0.99 per Diluted Share, on a Reported Basis
◦Delivers 9% Operational Growth in Revenue and 27% Operational Growth in Adjusted Net Income for Fourth Quarter 2022
◦Reports Adjusted Net Income of $539 Million, or Adjusted Diluted EPS of $1.15, for Fourth Quarter 2022
•For Full Year 2022, Zoetis Reports Revenue of $8.1 Billion, Growing 4%, and Net Income of $2.1 Billion, or $4.49 per Diluted Share, on a Reported Basis
◦Delivers 8% Operational Growth in Revenue and 11% Operational Growth in Adjusted Net Income for Full Year 2022
◦Reports Adjusted Net Income of $2.3 Billion, or Adjusted Diluted EPS of $4.88 for Full Year 2022
•Provides Full Year 2023 Revenue Guidance of $8.575 - $8.725 Billion, with Diluted EPS of $5.03 to $5.14 on a Reported Basis, or $5.34 to $5.44 on an Adjusted Basis
◦Expects to Deliver 6% to 8% Operational Growth in Revenue

PARSIPPANY, N.J. - February 14, 2023 - Zoetis Inc. (NYSE: ZTS) today reported its financial results for the fourth quarter and full year 2022 and provided full year guidance for 2023.

The company reported revenue of $2.0 billion for the fourth quarter of 2022, which was an increase of 4% compared with the fourth quarter of 2021. On an operational1 basis, revenue for the fourth quarter of 2022 increased 9% compared with the fourth quarter of 2021, excluding the impact of foreign currency. Net income for the fourth quarter of 2022 was $461 million, or $0.99 per diluted share, an increase of 11% and 14%, respectively, on a reported basis.

Adjusted net income for the fourth quarter of 2022 was $539 million, or $1.15 per diluted share, an increase of 14% and 15%, respectively, on a reported basis. Adjusted net income for the fourth quarter of 2022 excludes the net impact of $78 million for purchase accounting adjustments, acquisition-related costs and certain significant items. Adjusted net income2 for the fourth quarter of 2022 increased 27% operationally, excluding the impact from foreign currency.

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For full year 2022, the company reported revenue of $8.1 billion, an increase of 4% compared with full year 2021. On an operational basis, revenue for full year 2022 increased 8%, excluding the impact of foreign currency. Net income for full year 2022 was $2.1 billion, or $4.49 per diluted share, an increase of 4% and 5%, respectively, on a reported basis.

Adjusted net income for full year 2022 was $2.3 billion, or $4.88 per diluted share, an increase of 3% and 4%, respectively, on a reported basis. Adjusted net income for full year 2022 excludes the net impact of $183 million for purchase accounting adjustments, acquisition-related costs and certain significant items. Adjusted net income for full year 2022 increased 11% operationally, excluding the impact of foreign currency.
EXECUTIVE COMMENTARY
“In 2022, Zoetis delivered another strong year of performance thanks to our diverse portfolio, global scale and talented colleagues,” said Kristin Peck, Chief Executive Officer of Zoetis. “We grew revenue 8% operationally, driven by our innovative companion animal franchises across parasiticides, dermatology and pain. We also grew our adjusted net income faster than sales for the year, at 11% operationally, while continuing to support investments in R&D, manufacturing capacity, and sales and marketing efforts that will drive future growth."
"Looking ahead, we are well-positioned with the strategy and capabilities to expand in large and growing product areas like parasiticides, dermatology products, monoclonal antibodies, vaccines and diagnostics, while still investing in comprehensive solutions across the continuum of animal care. We are committed to continuing our track record of value creation and above-market performance even in the face of today’s economic uncertainty, and we are guiding to full-year operational growth of 6% to 8% in revenue in 2023," said Peck.
QUARTERLY HIGHLIGHTS
Zoetis organizes and manages its commercial operations across two regional segments: the United States (U.S.) and International. Within these segments, the company delivers a diverse portfolio of products for companion animals and livestock tailored to local trends and customer needs. In the fourth quarter of 2022:

•Revenue in the U.S. segment was $1.112 billion, an increase of 7% compared with the fourth quarter of 2021. Sales of companion animal products increased 12%, driven by growth in the company’s parasiticide portfolio, primarily Simparica Trio® for dogs. The company’s key dermatology portfolio also contributed to growth across both the Apoquel® and Cytopoint® brands. Sales of livestock products declined 6% in the quarter. Sales of cattle products declined as a result of supply re-stocking in the third quarter of 2022 and
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generic competition for Draxxin®. The company’s poultry portfolio declined due to the expanded use of lower cost alternatives and generic competition for Zoamix®, the company’s alternative to antibiotics in medicated feed additives. Sales of swine products also decreased modestly in the quarter.

•Revenue in the International segment was $901 million, essentially flat on a reported basis and an increase of 12% operationally compared with the fourth quarter of 2021. Sales of companion animal products grew 7% on a reported basis and 21% operationally. Contributing to growth in the quarter was the company’s parasiticide portfolio, primarily Revolution® and Simparica®, as well as key dermatology products including the recently launched chewable version of Apoquel. Also contributing to growth in the quarter were the company’s monoclonal antibody products for osteoarthritis pain, Librela® for dogs and Solensia® for cats. Sales of livestock products declined 7% on a reported basis and increased 4% operationally. Growth in the company’s fish portfolio was the result of increased sales of vaccines across key salmon markets, including Norway and Chile. Sales of the company’s poultry portfolio grew due to market expansion and demand generation efforts in several key geographies, while sales of sheep products grew due to the acquisition of Jurox in Australia. Growth in fish, poultry and sheep was partially offset by reduced sales in the company’s swine and cattle portfolios due primarily to supply constraints.

INVESTMENTS IN GROWTH
Zoetis continues to grow key product franchises through new product approvals and incremental claim extensions. On the companion animal side of the business, Simparica Trio (sarolaner/moxidectin/pyrantel) received approval in the European Union (EU) and the U.K. for additional claims related to faster kill time of ticks. In livestock, Fostera® Gold PCV MH, a one-shot vaccine for pigs that offers the longest lasting combined protection against porcine circovirus type 2 (PCV2) and Mycoplasma hyopneumoniae infections, was approved for use in pregnant gilts and sows in the U.S., EU and Canada, expanding its original claims.

In Canada, the company’s fifth largest market by revenue in 2022, Zoetis gained approvals for two key livestock products: Protivity®, the first modified live vaccine to offer protection against Mycoplasma bovis, providing cattle producers and veterinarians with broader overall protection against bovine respiratory disease (BRD), as well as Poulvac® Procerta® HVT-IBD-ND, a part of the company’s recombinant vector vaccine portfolio for poultry, which provides early, robust protection against Marek’s, infectious bursal and Newcastle disease viruses with one dose.

In Diagnostics, Zoetis expanded its multi-purpose Vetscan Imagyst™ platform in the U.S. to include new applications for artificial intelligence (AI) dermatology and AI equine Fecal Egg Count (FEC) analysis. These additions broaden the platform’s testing capabilities for veterinarians, redefining what is possible for veterinary diagnosis and animal care across species.

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FINANCIAL GUIDANCE
Zoetis is providing full year 2023 guidance, which includes:
•Revenue between $8.575 billion to $8.725 billion (operational growth of 6% to 8%)
•Reported net income between $2.345 billion to $2.400 billion
•Adjusted net income between $2.490 billion to $2.540 billion (operational growth of 7% to 9%)
•Reported diluted EPS between $5.03 to $5.14
•Adjusted diluted EPS between $5.34 to $5.44

This guidance reflects foreign exchange rates as of late January. Additional details on guidance are included in the financial tables and will be discussed on the company's conference call this morning.
WEBCAST & CONFERENCE CALL DETAILS
Zoetis will host a webcast and conference call at 8:30 a.m. (ET) today, during which company executives will review fourth quarter and full year 2022 results, discuss financial guidance and respond to questions from financial analysts. Investors and the public may access the live webcast by visiting the Zoetis website at http://investor.zoetis.com/events-presentations. A replay of the webcast will be archived and made available on February 14, 2023.
About Zoetis
As the world’s leading animal health company, Zoetis is driven by a singular purpose: to nurture our world and humankind by advancing care for animals. After innovating ways to predict, prevent, detect, and treat animal illness for more than 70 years, Zoetis continues to stand by those raising and caring for animals worldwide – from veterinarians and pet owners to livestock farmers and ranchers. The company’s leading portfolio and pipeline of medicines, vaccines, diagnostics and technologies make a difference in over 100 countries. A Fortune 500 company, Zoetis generated revenue of $8.1 billion in 2022 with approximately 13,800 employees. For more information, visit www.zoetis.com.
1 Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.
2 Adjusted net income and its components and adjusted diluted earnings per share (non-GAAP financial measures) are defined as reported net income and reported diluted earnings per share, excluding purchase accounting adjustments, acquisition-related costs and certain significant items.

DISCLOSURE NOTICES

Forward-Looking Statements: This press release contains forward-looking statements, which reflect the current views of Zoetis with respect to: business plans or prospects, future operating or financial performance, future guidance, future operating models; disruptions in our global supply chain; the impact of the coronavirus (COVID-19) global pandemic and any recovery therefrom on our business, supply chain, customers and employees; R&D costs; timing and likelihood of success; expectations regarding products, product approvals or products under development and expected timing of product
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launches; expectations regarding the performance of acquired companies and our ability to integrate new businesses; expectations regarding the financial impact of acquisitions; future use of cash, dividend payments and share repurchases; tax rate and tax regimes and any changes thereto; and other future events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our most recent Annual Report on Form 10-K, including in the sections thereof captioned “Forward-Looking Statements and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.

Use of Non-GAAP Financial Measures: We use non-GAAP financial measures, such as adjusted net income, adjusted diluted earnings per share and operational results (which exclude the impact of foreign exchange), to assess and analyze our results and trends and to make financial and operational decisions. We believe these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding our operating performance. The non-GAAP financial measures included in this press release should not be considered alternatives to measurements required by GAAP, such as net income, operating income, and earnings per share, and should not be considered measures of liquidity. These non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliations of non-GAAP financial measures and the most directly comparable GAAP financial measures are included in the tables accompanying this press release and are posted on our website at www.zoetis.com.

Internet Posting of Information: We routinely post information that may be important to investors in the 'Investors' section of our website at www.zoetis.com, on our Facebook page at http://www.facebook.com/zoetis and on Twitter@zoetis. We encourage investors and potential investors to consult our website regularly and to follow us on Facebook and Twitter for important information about us.

Media Contacts:	Investor Contacts:
Bill Price	Steve Frank
1-973-443-2742 (o)	1-973-822-7141 (o)
william.price@zoetis.com	steve.frank@zoetis.com

Kristen Seely	Nick Soonthornchai
1-973-443-2777 (o)	1-973-443-2792 (o)
kristen.seely@zoetis.com	nick.soonthornchai@zoetis.com

ZTS-COR
ZTS-IR
ZTS-FIN
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ZOETIS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME(a)
(UNAUDITED)
(millions of dollars, except per share data)

	Three Months Ended December 31,		% Change	Twelve Months Ended December 31,		% Change
	2022	2021		2022	2021
Revenue	$2,040	$1,967	4	$8,080	$7,776	4
Costs and expenses:
Cost of sales	653	600	9	2,454	2,303	7
Selling, general and administrative expenses	514	593	(13)	2,009	2,001	—
Research and development expenses	148	138	7	539	508	6
Amortization of intangible assets	35	40	(13)	150	161	(7)
Restructuring charges and certain acquisition-related costs	2	4	(50)	11	43	(74)
Interest expense	62	54	15	221	224	(1)
Other (income)/deductions–net	34	32	6	40	48	(17)
Income before provision for taxes on income	592	506	17	2,656	2,488	7
Provision for taxes on income	132	93	42	545	454	20
Net income before allocation to noncontrolling interests	460	413	11	2,111	2,034	4
Less: Net loss attributable to noncontrolling interests	(1)	(1)	—	(3)	(3)	—
Net income attributable to Zoetis	$461	$414	11	$2,114	$2,037	4

Earnings per share—basic	$0.99	$0.88	13	$4.51	$4.29	5

Earnings per share—diluted	$0.99	$0.87	14	$4.49	$4.27	5

Weighted-average shares used to calculate earnings per share
Basic	465.6	473.1		468.9	474.3
Diluted	466.8	475.6		470.4	476.7

(a)    The Condensed Consolidated Statements of Income present the three and twelve months ended December 31, 2022 and 2021. Subsidiaries operating outside the U.S. are included for the three and twelve months ended November 30, 2022 and 2021.

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Three Months Ended December 31, 2022
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$653	$(3)	$—	$—	$650
Gross profit	1,387	3	—	—	1,390
Selling, general and administrative expenses	514	(7)	—	—	507
Research and development expenses	148	(1)	—	—	147
Amortization of intangible assets	35	(29)	—	—	6
Restructuring charges and certain acquisition-related costs	2	—	(1)	(1)	—
Other (income)/deductions–net	34	—	—	(45)	(11)
Income before provision for taxes on income	592	40	1	46	679
Provision for taxes on income	132	12	—	(3)	141
Net income attributable to Zoetis	461	28	1	49	539
Earnings per common share attributable to Zoetis–diluted	0.99	0.06	—	0.10	1.15

	Three Months Ended December 31, 2021
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$600	$(1)	$—	$(1)	$598
Gross profit	1,367	1	—	1	1,369
Selling, general and administrative expenses	593	(7)	—	—	586
Amortization of intangible assets	40	(34)	—	—	6
Restructuring charges and certain acquisition-related costs	4	—	(4)	—	—
Other (income)/deductions–net	32	—	—	(28)	4
Income before provision for taxes on income	506	42	4	29	581
Provision for taxes on income	93	9	1	5	108
Net income attributable to Zoetis	414	33	3	24	474
Earnings per common share attributable to Zoetis–diluted	0.87	0.07	0.01	0.05	1.00
(a)    The Condensed Consolidated Statements of Income present the three months ended December 31, 2022 and 2021. Subsidiaries operating outside the U.S. are included for the three months ended November 30, 2022 and 2021.
(b)    Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Twelve Months Ended December 31, 2022
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$2,454	$(6)	$—	$(8)	$2,440
Gross profit	5,626	6	—	8	5,640
Selling, general and administrative expenses	2,009	(29)	—	—	1,980
Research and development expenses	539	(1)	—	—	538
Amortization of intangible assets	150	(124)	—	—	26
Restructuring charges and certain acquisition-related costs	11	—	(5)	(6)	—
Other (income)/deductions–net	40	—	—	(42)	(2)
Income before provision for taxes on income	2,656	160	5	56	2,877
Provision for taxes on income	545	40	1	(3)	583
Net income attributable to Zoetis	2,114	120	4	59	2,297
Earnings per common share attributable to Zoetis–diluted	4.49	0.26	0.01	0.12	4.88

	Twelve Months Ended December 31, 2021
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$2,303	$(6)	$—	$(8)	$2,289
Gross profit	5,473	6	—	8	5,487
Selling, general and administrative expenses	2,001	(30)	—	—	1,971
Research and development expenses	508	(1)	—	—	507
Amortization of intangible assets	161	(138)	—	—	23
Restructuring charges and certain acquisition-related costs	43	—	(12)	(31)	—
Other (income)/deductions–net	48	—	—	(34)	14
Income before provision for taxes on income	2,488	175	12	73	2,748
Provision for taxes on income	454	39	2	16	511
Net income attributable to Zoetis	2,037	136	10	57	2,240
Earnings per common share attributable to Zoetis–diluted	4.27	0.29	0.02	0.12	4.70
(a)    The Condensed Consolidated Statements of Income present the twelve months ended December 31, 2022 and 2021. Subsidiaries operating outside the U.S. are included for the twelve months ended November 30, 2022 and 2021.
(b)    Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).

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ZOETIS INC.
NOTES TO RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars)
(1)    Acquisition-related costs include the following:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Transaction costs(a)	$1	$—	$1	$—
Integration costs(b)	—	4	4	10
Restructuring charges(c)	—	—	—	2
Total acquisition-related costs—pre-tax	1	4	5	12
Income taxes(d)	—	1	1	2
Total acquisition-related costs—net of tax	$1	$3	$4	$10
(a)    Represents external costs directly related to acquiring businesses and primarily includes expenditures for banking, legal, accounting and other similar services. Included in Restructuring charges and certain acquisition-related costs.
(b)    Integration costs represent external, incremental costs directly related to integrating acquired businesses and primarily include expenditures for consulting and the integration of systems and processes. Included in Restructuring charges and certain acquisition-related costs.
(c)    Represents exit and employee termination costs, included in Restructuring charges and certain acquisition-related costs.
(d)    Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate.
(2) Certain significant items include the following:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Other restructuring charges and cost-reduction/productivity initiatives(a)	$1	$2	$8	$24
Certain asset impairment charges(b)	41	27	47	46
Net loss on sale of assets(c)	—	—	—	3
Other	4	—	1	—
Total certain significant items—pre-tax	46	29	56	73
Income taxes(d)	(3)	5	(3)	16
Total certain significant items—net of tax	$49	$24	$59	$57
(a)    For the twelve months ended December 31, 2022, primarily represents employee termination and exit costs associated with cost-reduction and productivity initiatives in certain international markets, included in Restructuring charges and certain acquisition-related costs, as well as product transfer costs, included in Cost of sales.
For the twelve months ended December 31, 2021, primarily represents employee termination costs associated with the realignment of our international operations and other costs associated with cost-reduction and productivity initiatives, included in Restructuring charges and certain acquisition-related costs.
(b)    For the three and twelve months ended December 31, 2022, primarily represents asset impairment charges related to customer relationships, developed technology rights and property, plant and equipment in our diagnostics, poultry, cattle and swine businesses included in Other (income)/deductions-net.
For the twelve months ended December 31, 2022, also includes inventory and certain asset impairment charges related to the consolidation of manufacturing sites in China, included in Cost of sales and Restructuring charges and certain acquisition related costs.
For the three months ended December 31, 2021, represents asset impairment charges related to developed technology rights and trademarks in our dairy cattle, diagnostics and aquatic health businesses, included in Other (income)/deductions-net.
For the twelve months ended December 31, 2021, primarily represents asset impairment charges related to:
•Developed technology rights and trademarks in our dairy cattle, diagnostics and aquatic health businesses, included in Other (income)/deductions-net;
•The consolidation of manufacturing sites in China, included in Restructuring charges and certain acquisition related costs; and
•Property, plant and equipment and inventory related to a dairy product termination included in Other (income)/deductions-net and Cost of sales.
(c)    Represents a net loss related to the sale of certain assets of our poultry automation business located in the U.S. and Canada, included in Other (income)/deductions-net.
(d)    Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate. For the twelve months ended December 31, 2022, also includes a tax charge related to changes in valuation allowances related to impairment of certain assets and changes in uncertain tax positions.
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ZOETIS INC.
ADJUSTED SELECTED COSTS AND EXPENSES(a)
(UNAUDITED)
(millions of dollars)

	Three Months Ended December 31,		% Change
	2022	2021	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$650	$598	9%	(2)%	11%
As a percent of revenue	31.9%	30.4%	NA	NA	NA
Adjusted SG&A expenses	507	586	(13)%	(4)%	(9)%
Adjusted R&D expenses	147	138	7%	(3)%	10%
Adjusted net income attributable to Zoetis	539	474	14%	(13)%	27%

	Twelve Months Ended December 31,		% Change
	2022	2021	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$2,440	$2,289	7%	(1)%	8%
As a percent of revenue	30.2%	29.4%	NA	NA	NA
Adjusted SG&A expenses	1,980	1,971	—%	(3)%	3%
Adjusted R&D expenses	538	507	6%	(2)%	8%
Adjusted net income attributable to Zoetis	2,297	2,240	3%	(8)%	11%

(a)    Adjusted cost of sales, adjusted selling, general, and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, and adjusted net income (non-GAAP financial measures) are defined as the corresponding reported U.S. GAAP income statement line items excluding purchase accounting adjustments, acquisition-related costs, and certain significant items. These adjusted income statement line item measures are not, and should not be viewed as, substitutes for the corresponding U.S. GAAP line items. The corresponding GAAP line items and reconciliations of reported to adjusted information are provided in Condensed Consolidated Statements of Income and Reconciliation of GAAP Reported to Non-GAAP Adjusted Information.
(b)    Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

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ZOETIS INC.
2023 GUIDANCE

Selected Line Items (millions of dollars, except per share amounts)	Full Year 2023
Revenue	$8,575 to $8,725
Operational growth(a)	6% to 8%
Adjusted cost of sales as a percentage of revenue(b)	29.5% to 30.0%
Adjusted SG&A expenses(b)	$2,060 to $2,100
Adjusted R&D expenses(b)	$635 to $660
Adjusted interest expense and other (income)/deductions-net(b)	Approximately $170
Effective tax rate on adjusted income(b)	20.0% to 21.0%
Adjusted diluted EPS(b)	$5.34 to $5.44
Adjusted net income(b)	$2,490 to $2,540
Operational growth(a)(c)	7% to 9%
Certain significant items and acquisition-related costs(d)	$20 - $25
The guidance reflects foreign exchange rates as of late January.
Reconciliations of 2023 reported guidance to 2023 adjusted guidance follows:

(millions of dollars, except per share amounts)	Reported	Certain significant items and acquisition-related costs(d)	Purchase accounting	Adjusted(b)
Cost of sales as a percentage of revenue	29.7% to 30.2%	~ (0.1%)	~ (0.1%)	29.5% to 30.0%
SG&A expenses	$2,090 to $2,130		~ $(30)	$2,060 to $2,100
R&D expenses	$636 to $661		~ $(1)	$635 to $660
Interest expense and other (income)/deductions	~ $170			~ $170
Effective tax rate	20.0% to 21.0%			20.0% to 21.0%
Diluted EPS	$5.03 to $5.14	$0.04 - $0.05	~ $0.26	$5.34 to $5.44
Net income attributable to Zoetis	$2,345 to $2,400	$20 - $25	~ $120	$2,490 to $2,540
(a)    Operational growth (a non-GAAP financial measure) excludes the impact of foreign exchange.
(b)    Adjusted net income and its components and adjusted diluted EPS are defined as reported U.S. GAAP net income and its components and reported diluted EPS excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Adjusted cost of sales, adjusted SG&A expenses, adjusted R&D expenses, and adjusted interest expense and other (income)/deductions-net are income statement line items prepared on the same basis, and, therefore, components of the overall adjusted income measure. Despite the importance of these measures to management in goal setting and performance measurement, adjusted net income and its components and adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, adjusted net income and its components and adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Adjusted net income and its components and adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance. Adjusted net income and its components and adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.
(c)    We do not provide a reconciliation of forward-looking non-GAAP adjusted net income operational growth to the most directly comparable U.S. GAAP reported financial measure because we are unable to calculate with reasonable certainty the foreign exchange impact of unusual gains and losses, acquisition-related expenses, potential future asset impairments and other certain significant items, without unreasonable effort. The foreign exchange impacts of these items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period.
(d)    Primarily includes certain nonrecurring costs related to acquisitions and other charges.

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ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Three Months Ended December 31,		% Change
	2022	2021	Total	Foreign Exchange	Operational(b)
Revenue:
Companion Animal	$1,303	$1,182	10%	(5)%	15%
Livestock	710	760	(7)%	(7)%	—%
Contract Manufacturing & Human Health	27	25	8%	(4)%	12%
Total Revenue	$2,040	$1,967	4%	(5)%	9%

U.S.
Companion Animal	$853	$763	12%	—%	12%
Livestock	259	277	(6)%	—%	(6)%
Total U.S. Revenue	$1,112	$1,040	7%	—%	7%

International
Companion Animal	$450	$419	7%	(14)%	21%
Livestock	451	483	(7)%	(11)%	4%
Total International Revenue	$901	$902	—%	(12)%	12%

Companion Animal:
Dogs and Cats	$1,224	$1,107	11%	(4)%	15%
Horses	79	75	5%	(6)%	11%
Total Companion Animal Revenue	$1,303	$1,182	10%	(5)%	15%

Livestock:
Cattle	$377	$413	(9)%	(5)%	(4)%
Swine	138	155	(11)%	(8)%	(3)%
Poultry	115	118	(3)%	(6)%	3%
Fish	61	55	11%	(14)%	25%
Sheep and other	19	19	—%	(14)%	14%
Total Livestock Revenue	$710	$760	(7)%	(7)%	—%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

12 |

ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Twelve Months Ended December 31,		% Change
	2022	2021	Total	Foreign Exchange	Operational(b)
Revenue:
Companion Animal	$5,203	$4,689	11%	(3)%	14%
Livestock	2,791	3,005	(7)%	(5)%	(2)%
Contract Manufacturing & Human Health	86	82	5%	(2)%	7%
Total Revenue	$8,080	$7,776	4%	(4)%	8%

U.S.
Companion Animal	$3,341	$2,990	12%	—%	12%
Livestock	972	1,052	(8)%	—%	(8)%
Total U.S. Revenue	$4,313	$4,042	7%	—%	7%

International
Companion Animal	$1,862	$1,699	10%	(9)%	19%
Livestock	1,819	1,953	(7)%	(7)%	—%
Total International Revenue	$3,681	$3,652	1%	(8)%	9%

Companion Animal:
Dogs and Cats	$4,939	$4,426	12%	(3)%	15%
Horses	264	263	—%	(4)%	4%
Total Companion Animal Revenue	$5,203	$4,689	11%	(3)%	14%

Livestock:
Cattle	$1,440	$1,557	(8)%	(5)%	(3)%
Swine	565	659	(14)%	(4)%	(10)%
Poultry	476	507	(6)%	(4)%	(2)%
Fish	212	187	13%	(9)%	22%
Sheep and other	98	95	3%	(9)%	12%
Total Livestock Revenue	$2,791	$3,005	(7)%	(5)%	(2)%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

13 |

ZOETIS INC.
CONSOLIDATED REVENUE BY KEY INTERNATIONAL MARKETS
(UNAUDITED)
(millions of dollars)

	Three Months Ended December 31,		% Change
	2022	2021	Total	Foreign Exchange	Operational(a)
Total International	$901.3	$902.3	—%	(12)%	12%
Australia	64.2	62.8	2%	(13)%	15%
Brazil	96.2	84.1	14%	4%	10%
Canada	65.2	63.0	3%	(8)%	11%
Chile	34.8	36.1	(4)%	(5)%	1%
China	91.4	68.4	34%	(14)%	48%
France	35.1	34.7	1%	(16)%	17%
Germany	44.0	48.0	(8)%	(14)%	6%
Italy	25.6	27.9	(8)%	(14)%	6%
Japan	36.1	46.3	(22)%	(21)%	(1)%
Mexico	35.6	34.8	2%	3%	(1)%
Spain	21.3	31.1	(32)%	(12)%	(20)%
United Kingdom	60.3	61.2	(1)%	(18)%	17%
Other Developed	114.6	117.1	(2)%	(16)%	14%
Other Emerging	176.9	186.8	(5)%	(14)%	9%

	Twelve Months Ended December 31,		% Change
	2022	2021	Total	Foreign Exchange	Operational(a)
Total International	$3,680.8	$3,651.9	1%	(8)%	9%
Australia	288.7	258.8	12%	(9)%	21%
Brazil	329.5	311.5	6%	3%	3%
Canada	237.5	231.5	3%	(3)%	6%
Chile	141.1	136.3	4%	(4)%	8%
China	382.4	357.3	7%	(4)%	11%
France	126.1	132.4	(5)%	(12)%	7%
Germany	176.3	183.0	(4)%	(12)%	8%
Italy	111.2	115.2	(3)%	(11)%	8%
Japan	173.1	186.2	(7)%	(16)%	9%
Mexico	136.2	132.6	3%	—%	3%
Spain	117.8	127.7	(8)%	(11)%	3%
United Kingdom	234.5	234.4	—%	(11)%	11%
Other Developed	468.4	467.0	—%	(11)%	11%
Other Emerging	758.0	778.0	(3)%	(12)%	9%
(a)    Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

14 |

ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Three Months Ended December 31,		% Change
	2022	2021	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$1,112	$1,040	7%	—%	7%
Cost of sales	216	213	1%	—%	1%
Gross profit	896	827	8%	—%	8%
Gross margin	80.6%	79.5%
Operating expenses	187	197	(5)%	—%	(5)%
Other (income)/deductions-net	(12)	2	*	*	*
U.S. Earnings	$721	$628	15%	—%	15%

International:
Revenue	$901	$902	—%	(12)%	12%
Cost of sales	274	273	—%	(8)%	8%
Gross profit	627	629	—%	(13)%	13%
Gross margin	69.6%	69.7%
Operating expenses	155	173	(10)%	(10)%	—%
Other (income)/deductions-net	2	—	*	*	*
International Earnings	$470	$456	3%	(14)%	17%

Total Reportable Segments	$1,191	$1,084	10%	(6)%	16%

Other business activities(c)	(109)	(105)	4%
Reconciling Items:
Corporate(d)	(302)	(308)	(2)%
Purchase accounting adjustments(e)	(40)	(42)	(5)%
Acquisition-related costs(f)	(1)	(4)	(75)%
Certain significant items(g)	(46)	(29)	59%
Other unallocated(h)	(101)	(90)	12%
Total Earnings(i)	$592	$506	17%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.
(c)    Other business activities reflect the research and development costs managed by our Research and Development organization as well as our contract manufacturing business and human health business.
(d)     Corporate includes, among other things, certain costs associated with information technology, administration expenses, interest expense, certain compensation costs, certain procurement costs, and other costs not charged to our operating segments.
(e)    Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.
(f)    Acquisition-related costs include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs.
(g)    Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include restructuring charges and implementation costs associated with a shift in our organizational structure and cost-reduction/productivity initiatives that are not associated with an acquisition, certain asset impairment charges, costs associated with the operational efficiency initiative and supply network strategy, and the impact of divestiture-related gains and losses.
(h)    Includes overhead expenses associated with our manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.
(i)    Defined as income before provision for taxes on income.
* Calculation not meaningful.
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ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Twelve Months Ended December 31,		% Change
	2022	2021	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$4,313	$4,042	7%	—%	7%
Cost of sales	803	788	2%	—%	2%
Gross profit	3,510	3,254	8%	—%	8%
Gross margin	81.4%	80.5%
Operating expenses	765	681	12%	—%	12%
Other (income)/deductions-net	(18)	4	*	*	*
U.S. Earnings	$2,763	$2,569	8%	—%	8%

International:
Revenue	$3,681	$3,652	1%	(8)%	9%
Cost of sales	1,083	1,106	(2)%	(5)%	3%
Gross profit	2,598	2,546	2%	(10)%	12%
Gross margin	70.6%	69.7%
Operating expenses	611	602	1%	(8)%	9%
Other (income)/deductions-net	(3)	(4)	(25)%	28%	(53)%
International Earnings	$1,990	$1,948	2%	(10)%	12%

Total Reportable Segments	$4,753	$4,517	5%	(5)%	10%

Other business activities(c)	(424)	(406)	4%
Reconciling Items:
Corporate(d)	(1,073)	(1,052)	2%
Purchase accounting adjustments(e)	(160)	(175)	(9)%
Acquisition-related costs(f)	(5)	(12)	(58)%
Certain significant items(g)	(56)	(73)	(23)%
Other unallocated(h)	(379)	(311)	22%
Total Earnings(i)	$2,656	$2,488	7%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.
(c)    Other business activities reflect the research and development costs managed by our Research and Development organization as well as our contract manufacturing business and human health business.
(d)     Corporate includes, among other things, certain costs associated with information technology, administration expenses, interest expense, certain compensation costs, certain procurement costs, and other costs not charged to our operating segments.
(e)    Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.
(f)    Acquisition-related costs include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs.
(g)    Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain asset impairment charges, restructuring charges and implementation costs associated with a shift in our organizational structure and cost-reduction/productivity initiatives that are not associated with an acquisition, costs associated with the operational efficiency initiative and supply network strategy, and the impact of divestiture-related gains and losses.
(h)    Includes overhead expenses associated with our manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.
(i)    Defined as income before provision for taxes on income.
* Calculation not meaningful.
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